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Elite Information Group, Inc.
5100 West Goldleaf Circle, Suite 100
Los Angeles, California 90056
(323) 642-5200

March 26, 2002

Dear Stockholder:

        On behalf of the Board of Directors, I cordially invite you to attend the Annual Stockholders' Meeting on Thursday, May 9, 2002, at 10:00 a.m., Central Time. The meeting will be held at the Hilton New Orleans Riverside, Two Poydras Street, New Orleans, Louisiana.

        The attached notice and proxy statement describe the business to be conducted at the meeting, including the election of two directors. Alan Rich and Arthur G. Epker, III have been nominated for reelection to the Board.

        The Board of Directors appreciates and encourages stockholder participation. Whether or not you plan to attend the meeting, it is important that your shares be represented. Please take a moment now to sign, date and return your proxy in the envelope provided even if you plan to be present. We hope you will be able to attend the meeting.

Sincerely,

Christopher K. Poole
 Chairman and Chief Executive Officer

ELITE INFORMATION GROUP
5100 West Goldleaf Circle, Suite 100
Los Angeles, California 90056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m., Central Time, on Thursday, May 9, 2002
PLACE	Hilton New Orleans Riverside Two Poydras Street New Orleans, Louisiana 70140
ITEMS OF BUSINESS	1.	To elect two directors.
	2.	To amend the Company's 1996 Stock Option Plan.
	3.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending December 31, 2002.
RECORD DATE
Holders of Common Stock of record at the close of business on March 15, 2002, are entitled to vote at the meeting. A list of stockholders entitled to vote at the meeting may be examined at the executive offices of the Company, 5100 West Goldleaf Circle, Suite 100, Los Angeles, California 90056, during the 10-day period preceding the meeting.
ANNUAL REPORT	The annual report of the Company for the year ended December 31, 2001, accompanies this proxy statement.
IMPORTANT
In order to avoid additional soliciting expense to the Company, please SIGN, DATE and MAIL your proxy PROMPTLY in the return envelope provided, even if you plan to attend the meeting. If you attend the meeting and wish to vote your shares in person, arrangements will be made for you to do so.

By order of the Board of Directors:

Steven O. Todd
 Secretary

Los Angeles, California
March 26, 2002

ELITE INFORMATION GROUP, INC.
5100 West Goldleaf Circle, Suite 100
Los Angeles, California 90056

PROXY STATEMENT
Annual Meeting of Stockholders
May 9, 2002

VOTING SECURITIES, PRINCIPAL HOLDERS AND PROXIES

        The accompanying proxy is solicited by the Board of Directors of Elite Information Group, Inc. (the "Company") in connection with the Annual Meeting of Stockholders of the Company to be held at the Hilton New Orleans Riverside, located at Two Poydras Street, New Orleans, Louisiana 70140, at 10:00 a.m., Central Time, on Thursday, May 9, 2002. The accompanying form of proxy is for use at the Annual Meeting if a stockholder does not attend the meeting in person or wishes to vote shares by proxy even if the stockholder plans to attend the meeting. All valid proxies received prior to the meeting will be voted. Unless marked to the contrary, such proxies will be voted in favor of Proposals 1, 2 and 3 listed in the accompanying proxy card and described below. If any other business is brought before the meeting, the proxies will be voted in accordance with the judgment of the persons voting the proxies.

        A stockholder who has given a proxy may revoke it at any time prior to such proxy being voted at the meeting by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date or by attending the meeting and giving notice of such revocation. Attendance at the meeting does not by itself constitute revocation of a proxy. This proxy statement and the accompanying form of proxy are being mailed to the Company's stockholders on or about March 26, 2002.

        The only class of voting securities of the Company is its common stock, $.01 par value per share (the "Common Stock"). Only stockholders of record as of the close of business on March 15, 2002, will be entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournment thereof. On March 15, 2002, there were outstanding 8,173,904 shares of Common Stock. Each share of Common Stock is entitled to one vote.

        A majority of the shares entitled to vote at the Annual Meeting, represented in person or by proxy, will constitute a quorum. Abstentions and shares held by brokers with respect to which voting authority is withheld by beneficial owners ("broker non-votes") will be counted for the purpose of determining the presence or absence of a quorum. Directors of the Company are elected by a plurality vote, and votes may either be cast in favor of nominees or withheld. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome of the election. Approval of the remaining proposals requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote. On these proposals, an abstention will have the same effect as a negative vote. Shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority. Accordingly, broker non-votes, if any, will have no effect on the vote.

        The Company will bear the cost of preparing the proxy statement and of soliciting proxies in the accompanying form. The Company expects to solicit proxies primarily by mail. Proxies may be solicited personally and by telephone by directors, officers and employees of the Company without additional compensation. In addition, the Company's investor relations firm, Corporate Communications, Inc., will, among other services performed for the Company, assist in the preparation and delivery of the proxies to the Company shareholders. Arrangements also may be made with brokerage firms or other custodians, nominees and fiduciaries that hold the voting securities of record for the forwarding of solicitation material to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

PRINCIPAL STOCKHOLDERS

        The following table sets forth the names and addresses of, and the number and percentage of shares beneficially owned by, the persons known to the Company to beneficially own five percent or more of the Company's outstanding Common Stock:

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class(1)
PAR Investment Partners, L.P. One Financial Center Suite 1600 Boston, Massachusetts 02111	1,220,300	(2)	14.9%
Ironwood Capital Management, LLC, et al. 21 Custom House Street Boston, Massachusetts 02109	754,925	(3)	9.2%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	701,400	(4)	8.6%
William G. Seymour 5100 West Goldleaf Circle, Suite 100 Los Angeles, California 90056	443,622		5.4%

(1)
Based on the shares of Common Stock outstanding as of March 15, 2002.
(2)
Based upon an amended Schedule 13D of PAR Capital Management, Inc. ("PAR Capital"), PAR Group, L.P. ("PAR Group") and PAR Investment Partners, L.P. ("PIP"), dated on or about May 17, 2000. Arthur G. Epker III, a director of the Company, is a Vice President of PAR Capital and may be deemed to be a controlling stockholder of PAR Capital. PAR Capital is a Delaware S Corporation and the sole general partner of PAR Group. The principal business of PAR Capital is to act as the general partner of PAR Group. PAR Group is a Delaware limited partnership and the sole general partner of PIP. The principal business of PAR Group is that of a private investment partnership engaging in the purchase and sale of securities for its own account. PIP is a Delaware limited partnership and its principal business is that of a private investment partnership engaging in the purchase and sale of securities for its own account. Mr. Epker disclaims beneficial ownership of such shares. In addition, Mr. Epker's wife owns 10,000 shares of the Company's Common Stock through an Individual Retirement Account. Mr. Epker also disclaims beneficial ownership of such shares.
(3)
Based on a Schedule 13G of Ironwood Capital Management, LLC, Warren J. Isabelle, Richard L. Droster and Donald Collins dated February 14, 2002. Ironwood Capital Management, LLC filed this Schedule 13G in its capacity as an investor advisor, and the other reporting persons filed in their respective capacities with the parent holding company of Ironwood Capital Management, LLC. All persons reported shared voting power over 475,325 shares and shared dispositive power over 754,925 shares.
(4)
Based upon a Schedule 13G/A of Dimensional Fund Advisors Inc. dated January 30, 2002, filed by Dimensional Fund Advisors Inc. on behalf of certain clients for which it is the investment advisor or manager. Dimensional Fund Advisors Inc. disclaims beneficial ownership of these shares.

PROPOSAL 1
ELECTION OF TWO DIRECTORS

        The Company's Bylaws provide that the number of directors constituting the Company's Board of Directors shall be not less than three nor more than twenty-one as may be fixed or changed by the Board of Directors or by the stockholders from time to time. The Board of Directors has fixed the number of directors constituting the Board at six. The Board of Directors is divided into three classes, as nearly equal in number as possible, each of whose members serve for a staggered three-year term. The term of Alan Rich and Arthur G. Epker, III, the two directors designated Class III directors, will expire at the current annual meeting of stockholders, and Messrs. Rich and Epker will stand for reelection. The term of the two Class I directors will expire at the annual meeting to be held in 2003 and the term of the two Class II directors will expire at the annual meeting to be held in 2004.

Nominees

        The Nominating Committee of the Board of Directors has nominated Alan Rich and Arthur G. Epker, III, for election as directors. If elected, Messrs. Rich and Epker would serve three-year terms as members of Class III. Directors will be elected by a plurality of the votes cast. Although the Board of Directors does not expect that any of the nominees named will be unavailable for election, in the event that any nominee is unable to serve as a director, it is intended that the shares represented by proxies will be voted for the election of such substitute as the Nominating Committee of the Board of Directors may nominate. If Messrs. Rich and Epker are elected, the three classes would be as follows:

Class I	Class II	Class III
Christopher K. Poole Roger Noall	David A. Finley William G. Seymour	Alan Rich Arthur G. Epker III

Recommendation of the Board of Directors

        The Board of Directors recommends that stockholders vote "FOR" the nominees. Proxies, unless indicated to the contrary, will be voted "FOR" the nominees to the Board of Directors.

Directors and Executive Officers

        Listed below are the names of the two nominees to serve as directors, the other four directors who will be continuing in office following the Annual Meeting and the Company's current executive officers, together with their ages, their principal occupations during the past five years, any other directorships they hold with companies having securities registered under the Securities Exchange Act of 1934 and the years during which their current consecutive terms as directors or executive officers of the Company first commenced (including terms with the Company's predecessor).

Name and age	Principal Occupation and Certain Other Directorships	Director Since	Executive Officer Since
Arthur G. Epker III, Age 39	Vice President, PAR Capital Management, Inc.(1)	1999
David A. Finley, Age 69	Treasurer (retired), International Business Machines Corporation(2)	1990
Roger Noall, Age 67	Executive, Retired, KeyCorp(3) Director: Alleghany Corp. and The Victory Portfolios and The Victory Variable Insurance Funds	1996
Christopher K. Poole, Age 44	Chairman of the Board, President and Chief Executive Officer, Elite Information Group, Inc.(4)	1999	1999
Alan Rich, Age 47	Co-Founder and non-employee Chairman, Elite Information Systems, Inc.(5)	1999
William G. Seymour, Age 60	President, Primax Properties, LLC(6) Director: First Trust Bank	1981
Barry D. Emerson, Age 44	Vice President, Treasurer and Chief Financial Officer(7)		1999
Daniel Tacone, Age 46	Chief Operating Officer, Elite Information Systems, Inc.(8)		2001
Montgomery Lunn, Age 47	Chief Operating Officer, Law Manager, Inc.(9)		2001

(1)
Mr. Epker has been a Vice President of PAR Capital, an investment management firm, since July 1992.

(2)
Mr. Finley served as Executive Vice President and Chief Financial Officer of the Company from January 1996 to July 1997 and again served as Executive Vice President on a temporary basis from mid-September 1997 to mid-November 1997. Prior to joining the Company, Mr. Finley worked as a consultant and was a private investor and the President, between 1992 and 1999, of Investment Management Partners, Inc., an investment management firm. Since leaving the Company, Mr. Finley has resumed his work as a director, consultant and private investor. From September 1959 until his retirement in December 1989, Mr. Finley was employed by International Business Machines Corporation, where, from September 1986 until his retirement Mr. Finley served as Treasurer.

(3)
Mr. Noall served as Senior Executive Vice President and Chief Administrative Officer of KeyCorp from March 1, 1994 to December 31, 1996 and served in the additional positions of General Counsel and Secretary of KeyCorp from September 1, 1995 to June 14, 1996. Prior to March 1, 1994, Mr. Noall served as Vice Chairman of the Board and Chief Administrative Officer of Society Corporation (banking). Mr. Noall joined KeyCorp on that date upon the merger of Society Corporation and KeyCorp.

(4)
Mr. Poole has served as Chairman of the Board of Directors, President and Chief Executive Officer of the Company since May 1999. From May 1995, until May, 1999, Mr. Poole served as Chief Operating Officer of Elite Information Systems, Inc., a wholly owned operating subsidiary of the Company ("EIS"), and since January 1998 he has served as the President of EIS. From November 1989 to May 1995, Mr. Poole was the Director of Technology and Executive Director of Latham & Watkins, a law firm based in Los Angeles, California.

(5)
Mr. Rich is the co-founder of EIS and served as President of EIS from January 1982 until his retirement in December 1997. Since that time, Mr. Rich has continued to provide services as a consultant to EIS and as a director and non-employee Chairman of EIS.

(6)
Mr. Seymour has served as President of Primax Properties, LLC, a real estate investment company, since his retirement from the Company in January 1995. Mr. Seymour, a co-founder of the Company, has served as Vice Chairman of the Board from June 1993 to May 1999 and from September 1985 to November 1989 and as Secretary of the Company from June 1993 to May 1996. Mr. Seymour also served as Senior Vice President of the Company from November 1989 to June 1993.

(7)
Mr. Emerson has served as Vice President, Treasurer and Chief Financial Officer of the Company since May 1999. Prior to joining the Company, Mr. Emerson served as Vice President and Corporate Controller for Wyle Electronics, an Irvine, California based electronics distributor, from 1983 to 1998.

(8)
Mr. Tacone became Chief Operating Officer of EIS in 2001. Prior to becoming Chief Operating Officer of EIS, Mr. Tacone was Vice President of Sales for EIS from 1990 until 2001.

(9)
Mr. Lunn is Chief Operating Officer of Law Manager, Inc., a wholly owned subsidiary of the Company ("LMI"). Mr. Lunn was Vice President of Corporate Development/Marketing for EIS from 1994 until 2001.

        There are no family relationships among the executive officers or directors of the Company.

        Upon adoption of the 1996 Stock Option Plan on June 25, 1996, each director who was not also an officer or employee of the Company on that date (i.e., Mr. Finley) was granted options to purchase 5,000 shares of Common Stock at the fair market value of the shares on that date. In addition, under the 1996 Stock Option Plan as currently in effect, any individual who is not an employee or officer of the Company and who is first elected to the Board after June 25, 1996 (i.e., Messrs. Epker, Noall and Rich) receives upon the date of such election an option to purchase 5,000 shares of Common Stock at an exercise price per share equal to the fair market value of a share of Common Stock on such date. The 1996 Stock Option Plan further provides for awards of options to outside directors to purchase 5,000 shares of Common Stock on each January 5 after the adoption of the 1996 Stock Option Plan if the average daily value of a share of Common Stock for the immediately preceding month of December is ten percent greater than the average daily value of a share for the month of December of the immediately prior year. These options were granted for 2001. In the event that the total exercise price of such options for 5,000 shares exceeds $100,000, the number of shares purchasable under such option are to be reduced so that the total exercise price of the options granted equals $100,000, and in the event that the number of shares authorized under the 1996 Stock Option Plan are not sufficient to make an award to outside directors, options for the remaining authorized shares shall be awarded pro rata to the outside directors then entitled to receive such options. All such options awarded to non-employee directors under the 1996 Stock Option Plan currently become exercisable over a period of four years, with 20% of the total award being exercisable on the date of grant and an additional 20% becoming exercisable on each of the next four anniversaries of such grant. As described below under Proposal 2, "Amendment of the Company's 1996 Stock Option Plan," certain of these provisions relating to the terms of outside directors options are proposed to be amended, subject to stockholder approval.

        The Company pays its non-employee directors a fee of $2,500 for each directors' meeting attended and pays an additional $500 fee to each member of the Audit Committee and Compensation Committee for each committee meeting attended. No fee is paid for telephonic meetings. Directors are reimbursed for travel and lodging expenses. The Board of Directors held 8 meetings during the year ended December 31, 2001 and took action on 2 occasions by unanimous written consent. In addition to regular and special meetings of the Board, the Board confers with management by conference call from time to time. During 2001, all directors other than Mr. William Seymour attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings of committees of the Board on which such director served.

        The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for executive officers of the Company and administers the Company's 1996 Stock Option Plan and the 2000 Employee Stock Purchase Plan; an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent accountants; and a Nominating Committee, which recommends nominees for the Board of Directors and advises the Board on other matters of organizational structure and corporate governance. Messrs. Noall and Epker currently serve on the Compensation Committee. Messrs. Rich, Finley, Noall and Seymour currently serve on the Audit Committee. Messrs. Noall and Epker serve on the Nominating Committee. During the year ended December 31, 2001, the Compensation Committee met 5 times and the Audit Committee met 5 times. The Nominating Committee was formed in 2001 and took action on 1 occasion by unanimous written consent. The Company's bylaws prescribe the procedure a stockholder must follow to make nominations for director candidates, as described below under "Stockholders' Proposals." Additional information regarding the Audit Committee is set forth below under "Ratification of Appointment of Independent Accountants."

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth as of March 15, 2002, the beneficial ownership of Common Stock by each director and executive officer named in the Summary Compensation Table below and by all directors and executive officers as a group.

	Shares Beneficially Owned(1)
Name of Beneficial Owner
	Number		Percent
Arthur G. Epker III	1,238,300	(2)	15.1%
David A. Finley	85,666		1.0%
Roger Noall	38,000		*
Christopher K. Poole	214,022		2.6%
Alan Rich	8,000		*
William G. Seymour	443,622		5.4%
Barry D. Emerson	34,169		*
Daniel Tacone	63,265		*
Montgomery Lunn	36,683
All directors and executive officers as a group (9 in number)	2,161,757		25.0%

*
Less than one percent.

(1)
Included in the calculation of the number of shares of Common Stock owned beneficially are the following shares subject to options exercisable on March 15, 2002, or within 60 days thereafter by the directors and executive officers indicated and by all the directors and executive officers as a group: Mr. Epker—8,000 shares; Mr. Finley—83,666 shares; Mr. Noall—9,000 shares; Mr. Poole—207,666 shares; Mr. Rich—8,000 shares; Mr. Seymour—9,000 shares; Mr. Emerson—33,333 shares; Mr. Tacone—56,499 shares; Mr. Lunn—36,333 shares; and all members of the group—451,497 shares.

(2)
Mr. Epker is a Vice President of PAR Capital Management, Inc. ("PAR Capital") and may be deemed to be a controlling stockholder of PAR Capital. Accordingly, Mr. Epker may be deemed to beneficially own shares of Common Stock owned by Par Capital, PAR Group, L.P. ("PAR Group") and PAR Investment Partners, L.P. ("PIP"). See footnote (2) to the table under "Principal Stockholders." PAR Capital is a Delaware S Corporation and the sole general partner of PAR Group. The principal business of PAR Capital is to act as the general partner of PAR Group. PAR Group is a Delaware limited partnership and the sole general partner of PIP. The principal business of PAR Group is that of a private investment partnership engaging in the purchase and sale of securities for its own account. PIP is a Delaware limited partnership and its principal business is that of a private investment partnership engaging in the purchase and sale of securities for its own account. Mr. Epker disclaims beneficial ownership of such shares. In addition, Mr. Epker's wife owns 10,000 shares of the Company's Common Stocks through an Individual Retirement Account. Mr. Epker also disclaims beneficial ownership of such shares.

EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

        The following table sets forth a summary, for fiscal years ended December 31, 2001, December 31, 2000 and December 31, 1999, of the compensation of Mr. Poole, Mr. Emerson, Mr. Tacone and Mr. Lunn, the Company's executive officers as of December 31, 2001.

Summary Compensation Table

						Long-Term Compensation Awards Securities Underlying Options(#)
		Annual Compensation
Name and Principal Position				Other Annual Compensation($)			All Other Compensation($)
	Year	Salary($)	Bonus($)
Christopher K. Poole Chairman and Chief Executive Officer	2001 2000 1999	325,000 300,000 300,000	307,500 75,000 100,000			25,000 50,000 150,000	4,218 5,000 5,000	(1) (1) (1)
Barry D. Emerson(2) Vice President, Treasurer and Chief Financial Officer	2001 2000 1999	170,000 160,000 93,333	73,800 20,000 40,000			10,000 25,000 25,000	3,258 5,250 2,100	(1) (1) (1)
Daniel Tacone(3) Chief Operating Officer, Elite Information Systems, Inc.	2001	275,000	144,000	66,811	(4)	50,000	210	(1)
Montgomery Lunn(3) Chief Operating Officer, Law Manager, Inc.	2001	200,000	60,000	50,000	(5)	10,000	8,775	(1)

(1)
Represents matching contributions made by the Company under the Company's 401(k) retirement plan.

(2)
Mr. Emerson's employment with the Company commenced in May 1999.

(3)
Mr. Tacone and Mr. Lunn became executive officers in 2001.

(4)
Amount represents $47,811 in relocation expenses and $19,000 in living expenses associated with Mr. Tacone's relocation to Los Angeles.

(5)
Amount represents relocation expenses associated with Mr. Lunn's relocation to Pennsylvania.

        The following table sets forth certain information concerning grants of stock options during the year ended December 31, 2001, to the executive officers named in the Summary Compensation Table.

Option Grants in Last Fiscal Year

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted(#)		% of Total Options Granted to Employees in Fiscal Year
Name				Exercise or Base Price ($/Sh)	Expiration Date
						5% ($)	10% ($)
Christopher K. Poole	25,000	(1)	9.92	$7.430	7/25/11	$116,750	$296,000
Barry D. Emerson	10,000	(1)	3.97	$7.430	7/25/11	$46,700	$118,400
Daniel Tacone	50,000	(2)	19.84	$5.563	1/29/11	$175,000	$721,500
Montgomery Lunn	10,000	(1)	3.97	$7.430	7/25/11	$46,700	$118,400

(1)
These options are currently 100% unvested, and will vest over 3 years in annual installments of 33.33% beginning on July 25, 2002.

(2)
These options are currently 33.33% vested, with the remaining options vesting in equal parts on January 25, 2003, and January 25, 2004, respectively.

        The following table sets forth certain information with regard to stock options held at December 31, 2001, by each of the executive officers named in the Summary Compensation Table. No options were exercised by any of the executive officers named in the Summary Compensation Table in the year ended December 31, 2001.

FY-End Option Values

Name	Number of Securities Underlying Unexercised Options at FY-End(#) Exercisable/Unexercisable	Value of Securities Underlying Unexercised in-the- Money Options at FY-End($) Exercisable/Unexercisable(1)
Christopher K. Poole	174,333/91,667	1,081,825/536,325
Barry D. Emerson	24,999/35,001	160,510/198,240
Daniel Tacone	39,833/66,667	262,968/432,885
Montgomery Lunn	36,333/26,667	252,235/140,735

(1)
The fair market value used for computations in this column was $12.40, which was the closing market price of the Company's Common Stock on December 31, 2001.

EMPLOYMENT, SEVERANCE AND CONSULTING AGREEMENTS

        Christopher K. Poole.    On June 1, 1999, the Company entered into an employment agreement with Christopher K. Poole with respect to his service as the Chief Executive Officer of the Company. The employment agreement has an initial term of one year and renews automatically for successive one-year terms. The Company may terminate Mr. Poole's employment under the agreement at any time. If the Company terminates Mr. Poole's employment other than for "cause" (as defined in the agreement) or as the result of his permanent disability, the Company is obligated to pay to him (following receipt of a general release from Mr. Poole) a lump-sum amount equal to twice his then-current annual salary (less applicable tax withholding). If such termination occurs as a result of a change in control of the Company or within two years after a change in control, the Company is also obligated to pay to Mr. Poole the larger of the proportionate amount of any incentive bonus that would otherwise be payable to Mr. Poole for the year in which his employment is terminated (based on the number of days elapsed in the year) or the amount of his incentive bonus paid for the prior year.

        If the Company terminates Mr. Poole's employment as the result of his permanent disability, the Company is obligated to pay to him (following receipt of a general release from Mr. Poole) a lump-sum amount equal to his then-current annual salary (less applicable tax withholding) plus the proportionate amount of any incentive bonus that would otherwise be payable to Mr. Poole for the year in which his employment is terminated (based on the number of days elapsed in the year). In addition, the Company would be obligated to pay for continued health insurance coverage for Mr. Poole and his dependents for 18 months following a termination of his employment for disability.

        The agreement provides that if Mr. Poole resigns due to a failure of the Company to comply with a material term of the agreement that is not cured within 30 days after written notice of the failure is given to the Company, the Company is obligated to pay to him (following receipt of a general release from Mr. Poole) a lump-sum amount equal to twice his then-current annual salary (less applicable tax withholding). In addition, if Mr. Poole resigns following a change in control of the Company accompanied by a termination of his authority equivalent to that of the senior executive of the Company, the Company is obligated to pay to him (following receipt of a general release from Mr. Poole) a lump-sum amount equal to twice his then-current annual salary (less applicable tax withholding) plus the larger of the proportionate amount of any incentive bonus that would otherwise be payable to him for the year in which his employment is terminated (based on the number of days elapsed in the year) or the amount of his incentive bonus paid for the prior year. Mr. Poole shall be considered to be the senior executive of the Company if the Company is acquired and becomes part of another entity if Mr. Poole remains the senior executive of the division, subsidiary or entity carrying on the business conducted by the Company prior to the acquisition. In addition, if Mr. Poole resigns for any reason after the first anniversary of a change in control but before the second anniversary of a change in control, the Company is obligated to pay to him (following receipt of a general release from Mr. Poole) a lump-sum amount equal to one and one-half times his then-current annual salary (less applicable tax withholding).

        The agreement provides that Mr. Poole's annual salary will be $300,000, which amount may be increased with the approval of the Compensation Committee of the Company's Board of Directors. The Compensation Committee voted to increase Mr. Poole's annual salary to $325,000 in 2001. In addition, Mr. Poole is to be eligible to participate in incentive bonuses and other compensation plans approved by the Board of Directors or the Compensation Committee. Mr. Poole is also eligible to participate in other benefit plans made available to employees and to receive perquisites as agreed upon from time to time. Mr. Poole is also entitled to four weeks paid vacation. If he elects to purchase long-term care or personal disability insurance coverage, the Company shall pay one half of the premiums, up to $2,500 per year, and the Company will continue to pay such amount following termination of Mr. Poole's employment due to permanent disability so long as he continues COBRA insurance coverage.

        The agreement contains a covenant restricting Mr. Poole from engaging in certain activities in competition with the Company for a period of one year following the termination of his employment for any reason. The covenant applies to competitive activities in the United States, Canada and the United Kingdom. In addition, Mr. Poole agreed not to disclose confidential and proprietary information of the Company without the Company's consent and to return copies of any such information in his possession upon the termination of his employment.

        Barry D. Emerson.    On May 10, 1999, the Company entered into a severance agreement with Barry D. Emerson in connection with Mr. Emerson's employment as the Company's Chief Financial Officer. Pursuant to the agreement, Mr. Emerson is employed "at will" by the Company and may be terminated at any time for any reason. If the Company terminates Mr. Emerson's employment other than for "cause" (as defined in the agreement), the Company is obligated to pay to him (following receipt of a general release from Mr. Emerson) a lump-sum amount equal to his then-current annual salary (currently $170,000), (less applicable tax withholding). In addition, the Company would be obligated to pay for continued health insurance coverage for Mr. Emerson for 12 months following a termination of his employment.

        Alan Rich.    Since his retirement as President of EIS on December 31, 1997, Mr. Rich has provided EIS with consulting services as an independent contractor pursuant to a Retirement and Post-Employment Agreement dated May 20, 1997, as amended, between Mr. Rich and EIS. Pursuant to this agreement, Mr. Rich is obligated to provide such consulting services as requested by EIS from time to time through December 31, 2003, unless either party terminates the agreement effective December 31, 2002, with 90 days advance written notice. EIS pays Mr. Rich an annual fee of $100,000 in consideration of such services. In addition, the agreement contains covenants restricting Mr. Rich from engaging in certain activities in competition with EIS. In exchange for these covenants not to compete, EIS is obligated to pay Mr. Rich a total of $100,000 annually. Under the agreement, Mr. Rich also has agreed not to disclose confidential and proprietary information of EIS. Pursuant to the agreement, EIS paid Mr. Rich a total of $200,000 in 2001.

        Daniel Tacone.    On April 19, 2001, EIS entered into a severance agreement with Daniel E. Tacone in connection with Mr. Tacone's employment as EIS's Chief Operating Officer. Pursuant to the agreement, Mr. Tacone is employed "at will" by EIS and may be terminated at any time for any reason. If EIS terminates Mr. Tacone's employment other than for "cause" (as defined in the agreement), EIS is obligated to pay to him a lump-sum amount equal to his then-current annual salary (currently $275,000), less applicable tax withholding, plus a pro rata amount of his target annual incentive bonus amount. On April 19, 2001, EIS also entered into an agreement with Mr. Tacone in connection with his relocation whereby EIS provided a loan of $44,500 to Mr. Tacone to cover expenses related to the sale of his home. The loaned amount will be subject to repayment by Mr. Tacone, without interest, in certain circumstances as provided in the agreement. The amount that may become due from Mr. Tacone will be decreased by 20% on April 19 of each year, beginning in 2002, until the amount is reduced to zero. Should Mr. Tacone voluntarily terminate his employment with EIS prior to April 19, 2006, the then current amount due from Mr. Tacone shall become immediately due and payable.

        Montgomery Lunn.    On June 19, 2001, LMI entered into an agreement with Mr. Lunn, in connection with his relocation, whereby LMI provided a loan of $25,000 to Mr. Lunn to cover expenses related to the sale of his home. The loaned amount will be subject to repayment by Mr. Lunn, without interest, in certain circumstances as provided in the agreement. The amount that may become due from Mr. Lunn will be decreased by 20% on June 19 of each year, beginning in 2002, until the amount is reduced to zero. Should Mr. Lunn voluntarily terminate his employment with LMI prior to June 19, 2006, the then current amount due from Mr. Lunn shall become immediately due and payable.

PERFORMANCE GRAPH

        The following graph compares the Company's cumulative total shareholder return for five fiscal years through the end of the most recent fiscal year, December 31, 2001, assuming the investment on December 31, 1996, of $100 in Common Stock, along with the cumulative total returns of a broad-based equity market index—the Center for Research in Securities Prices (CRSP) Total Return Index for the Nasdaq Stock Market (U.S. Companies)—and of a published industry peer index—the CRSP Nasdaq Computer & Data Processing Services Index—over the same period assuming the investment on December 31, 1996, of $100 in securities that are the components of these indices.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Decisions on compensation of the Company's executive officers generally are made by the Compensation Committee of the Board. Set forth below is a report of the Board's Compensation Committee addressing the Company's compensation policies for 2001 for its executive officers.

Objectives and Policies

        Over the past year, the Committee's policy in compensating executive officers has been to align the interest of the executives with the interests of shareholders and the strategic goals established by the Board of Directors, and to ensure that compensation and benefits are at levels and in a form that enable the Company to motivate and retain its executives. It is the policy of the Committee to make a significant portion of executive compensation dependent upon corporate performance, including the success of the Company in meeting its financial goals.

        The Committee also believes it is essential that the Committee retain the flexibility to evaluate not only the performance of the individual executive officer in furthering the Company's strategic goals and the Company's performance as a whole, but also the overall performance of the individual executive officer. The Committee relies on subjective evaluation as well as objective goals in setting and adjusting base salary of the Chief Executive Officer and other executive officers and in awarding bonuses and other incentive compensation.

Base Salaries; Options; Annual Bonuses

        Salary levels for executive officers are evaluated annually. Adjustments are based on salaries for prior years, the general trend of executive salaries nationally, individual performance, and internal comparisons. Mr. Poole is currently employed pursuant to an employment agreement that establishes his minimum level of salary at $300,000. Mr. Poole's salary for 2001 was set by the Committee at $325,000. Mr. Emerson's, Mr. Tacone's and Mr. Lunn's salaries are not established by employment agreements. The Committee increased Mr. Emerson's base salary from $160,000 to $170,000 in 2001. When Mr. Tacone became Chief Operating Officer of EIS in 2001, his annual salary was set by the Committee at $275,000. When Mr. Lunn became General Manager (now Chief Operating Officer) of Law Manager, Inc., in 2001, his annual salary was set by the Committee at $200,000.

        In determining bonus plans for executives for 2001, the Committee set specific financial goals for each of the executives with half of any bonus amount to be determined based on the achievement of such goals and half of the potential bonus amount to be determined by the Committee using its subjective assessment of the overall contribution of the individual executive officers.

        In determining the bonus to be awarded to Mr. Poole and Mr. Emerson for 2001, the Committee compared the Company's 2001 financial performance to the goals previously set by the Committee and assessed Mr. Poole's and Mr. Emerson's overall contribution. The Committee also received input from the full Board of Directors regarding such performance and contribution. The Company's financial performance exceeded the goals set by the Committee. Mr. Poole was awarded a bonus of $182,500 based on such financial performance. After assessing Mr. Poole's overall contribution to the Company the Committee awarded Mr. Poole a bonus of $125,000 based on such contribution, bringing the total bonus amount awarded to Mr. Poole for 2001 to $307,500.

        Mr. Emerson was awarded a bonus of $43,800 based on the Company's financial performance. After assessing Mr. Emerson's overall contribution to the Company the Committee awarded Mr. Emerson a bonus of $30,000 based on such contribution, bringing the total bonus amount awarded to Mr. Emerson for 2001 to $73,800.

        In determining the bonus to be awarded to Mr. Tacone for 2001, the Committee compared the 2001 financial performance of EIS to the goals previously set by the Committee and assessed

Mr. Tacone's overall contribution to EIS. EIS's financial performance exceeded the goals set by the Committee and the Committee awarded a bonus of $114,000 to Mr. Tacone based on such financial performance. After assessing Mr. Tacone's overall contribution to EIS the Committee awarded Mr. Tacone a bonus of $30,000 based on such contribution, bringing the total bonus amount awarded to Mr. Tacone for 2001 to $144,000.

        In determining the bonus to be awarded to Mr. Lunn for 2001, the Committee compared the 2001 financial performance of Law Manager, Inc. ("LMI") to the goals previously set by the Committee and assessed Mr. Lunn's overall contribution to LMI. The Committee determined that Mr. Lunn would receive no bonus based on LMI's financial performance for 2001. After assessing Mr. Lunn's overall contribution to LMI the Committee awarded Mr. Lunn a bonus of $60,000 based on such contribution.

        As part of the Committee's desire to align the interests of executives with those of shareholders, stock options are, from time to time, awarded to executives. In July of 2001, the Committee granted options covering 25,000 shares to Mr. Poole and options covering 10,000 shares each to Mr. Emerson and Mr. Lunn. In January, 2001, the Committee granted options covering 50,000 shares to Mr. Tacone at the time Mr. Tacone was named Chief Operating Officer of EIS.

Tax Policy

        Section 162(m) of the Internal Revenue Code limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation, including compensation pursuant to stock option plans, are deductible only if performance criteria are specified in detail and are contingent on stockholder approval of the compensation arrangement. The Committee also anticipates that certain option awards may be made as incentive stock options for which the Company generally would not be able to claim a deduction for compensation expense. In addition, compensation expense arising under option awards made from January 1996 to February 1998 during the terms of service of William G. Seymour and Robert J. Levenson on the Committee may not qualify for the exemption from Section 162(m) due to Mr. Seymour's prior service as an officer of the Company and the level of transactions between Mr. Levenson's employer, First Data Corp., and the Company. While the Committee will consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility will not be the sole factor used in ascertaining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Company may authorize compensation arrangements under which payments may not be deductible under Section 162(m). The Committee believes that due to the level of current salary and maximum cash bonus compensation of its executive officers, and anticipated levels of future stock option awards, the Company will be able to claim full deductibility of amounts paid under existing executive compensation arrangements to the extent otherwise permitted by law.

                      For the Compensation Committee:
                      Roger Noall
                      Arthur G. Epker III

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2001, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except that one report with respect to one transaction was filed late by Mr. Lunn.

PROPOSAL 2
AMENDMENT OF THE COMPANY'S 1996 STOCK OPTION PLAN

        The Board of Directors has approved an amendment to the Company's 1996 Stock Option Plan (the "1996 Plan"), subject to stockholder approval, to increase the number of shares reserved for issuance to employees under the 1996 Plan, to increase the number of shares authorized for option grants to outside directors, to make certain other changes to the terms of option grants to outside directors and to make other technical changes to the 1996 Plan. The 1996 Plan was adopted by the Board of Directors and became effective on June 25, 1996, subject to stockholder approval, was approved by the stockholders on September 16, 1996, and has been amended pursuant to stockholder approval on June 30, 2000.

        The 1996 Plan permits the grant of options to employees and officers of the Company and its subsidiaries and grants of options to directors who are not officers or employees of the Company or any of its subsidiaries ("Outside Directors"). As of March 19, 2002, approximately 1,448,478 of the originally reserved shares were subject to options granted under the 1996 Plan, leaving only approximately 170,835 shares available for future grant under the 1996 Plan. The amendment will not be implemented unless the stockholders approve it.

SUMMARY OF 1996 STOCK OPTION PLAN

        The 1996 Plan is summarized below. However, this summary is qualified in its entirety by reference to the text of the 1996 Plan as proposed to be amended, a copy of which is attached hereto as Appendix A.

        General.    The purpose of the 1996 Plan is to promote the growth and profitability of the Company by increasing personal participation of officers, employees and directors in the financial performance of the Company, by enabling the Company to attract and retain officers, employees and directors of outstanding competence and by providing such persons with an equity opportunity in the Company.

        The 1996 Plan currently provides that a total of 1,875,000 shares of Common Stock are authorized for issuance under the 1996 Plan, of which 1,765,000 shares may be issued under options to employees and officers and 110,000 shares may be issued under options granted to Outside Directors. Under the proposed amendments to the 1996 Plan, the total number of shares of Common Stock authorized for issuance would be increased by 620,000 shares. Of the additional pool of 620,000 shares, 500,000 would be eligible for issuance under options to employees and officers and 120,000 would be eligible for issuance under options granted to the Outside Directors. The maximum number of shares under options that may be granted to an employee or officer under the 1996 Plan during any fiscal year is 500,000 shares. The number of options that may be granted under the 1996 Plan, and the number of shares subject thereto and exercise prices of outstanding options, will be adjusted to reflect any change in the capitalization of the Company.

        Options that may be awarded to employees and officers ("Employee Options") may be: (i) options that are intended to qualify as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code (the "Code"); (ii) options that are not intended to qualify under Section 422 of the Code ("NSOs"); or (iii) both of the foregoing, if granted separately and not in tandem. The 1996 Plan provides that in the case of ISOs, the aggregate fair market value of the shares with respect to which ISOs are exercisable for the first time by a participant under the 1996 Plan during any calendar year (under all plans taken into account pursuant to Section 422(d) of the Code) shall not exceed $100,000. NSOs may be granted to any 1996 Plan participant without regard to the Section 422(d) limitations.

        Administration.    The 1996 Plan will be administered by the Compensation Committee or any other committee (the "Committee") of the Board of Directors that is composed solely of Board members who are both "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and "outside directors" as defined in Section 162(m) of the Code. The Committee has complete authority to: (i) interpret all terms and provisions of the 1996 Plan consistent with law; (ii) select from the officers and employees of the Company and its subsidiaries the persons to whom Employee Options shall be granted; (iii) within the limits established in the 1996 Plan, determine the number of shares of Common Stock to be subject to, the exercise price of, and the term of, each Employee Option; (iv) prescribe the form of instruments evidencing options; (v) determine the time or times at which Employee Options shall be granted; (vi) make special grants of Employee Options to officers or employees when determined to be appropriate; (vii) provide, if appropriate, for the exercisability of Employee Options granted to officers or employees in installments or subject to specified conditions; (viii) determine the method of exercise of Employee Options; (ix) adopt, amend and rescind general and special rules and regulations for the 1996 Plan's administration; and (x) make all other determinations necessary or advisable for the administration of the 1996 Plan. The Committee may designate selected Board or Committee members or certain employees of the Company to assist the Committee in the administration of the 1996 Plan and may grant authority to such persons to execute documents, including options, on behalf of the Committee, subject to certain limitations. The 1996 Plan provides that no member of the Board or Committee or employee of the Company assisting the Board or Committee in connection with the 1996 Plan shall be liable for any action taken or determination made in good faith. Further, the 1996 Plan provides that such persons shall be indemnified by the Company against all liability (including reasonable expenses and amounts paid as settlement or in satisfaction of a judgment) that results from any action taken or failure to act in connection with the 1996 Plan or any option. However, such indemnification does not extend to matters involving gross negligence or misconduct.

        Eligibility and Criteria for Employee Grants.    Employee Options under the 1996 Plan may be granted to officers and employees of the Company and its subsidiaries who are selected by the Committee. Members of the Company's Board who are also officers or employees of the Company are also eligible to receive Employee Options. In making any determination as to the officers and employees to whom Employee Options shall be granted under the 1996 Plan, the Committee must take into account the level and responsibility of the person's position, the level of the person's performance, the person's level of compensation, the assessed potential of the person and such additional factors as the Committee deems relevant to the accomplishment of the purposes of the 1996 Plan. All employees of the Company and its subsidiaries (approximately 400 persons as of the date of this Proxy Statement), are eligible for selection to receive Employee Options under the 1996 Plan as amended.

        Option Awards to Outside Directors.    Several amendments to the terms of option awards to Outside Directors are being proposed to provide more competitive equity compensation to attract and retain Outside Directors and to further align the Outside Directors' interests with those of stockholders. The following two paragraphs describe the current terms of the 1996 Plan relating to option awards to Outside Directors and the extent to which these terms are proposed to be amended.

        The 1996 Plan currently provides that Outside Directors be granted, upon initially joining the Board, options to purchase 5,000 shares of Common Stock at the fair market value of the shares under the 1996 Plan on the date of issuance. Outside Directors who were serving on June 25, 1996, the date the 1996 Plan was originally adopted, also received this one-time grant of options to purchase 5,000 shares of Common Stock. The 1996 Plan further currently provides for awards of options to purchase 5,000 shares of Common Stock on each January 5 after the adoption of the 1996 Plan if the average daily value of a share of Common Stock for the immediately preceding month of December is ten percent greater than the average daily value of a share for the month of December of the immediately prior year. To date, awards have been payable under this formula two times, based on the increase in the Company's stock price in 2001 over 2000 and 1999 over 1998. In the event that the total exercise price of such options for 5,000 shares exceeds $100,000, the number of shares purchasable under such option are to be reduced so that the total exercise price of the options granted equals $100,000, and in the event that the number of shares authorized under the 1996 Plan are not sufficient to make an award to an Outside Director on any date, options for the remaining authorized shares shall be awarded pro rata to the Outside Directors then entitled to receive such options. All of the foregoing options awarded or to be awarded to Outside Directors under the 1996 Plan currently become exercisable over a period of four years, with 20% of the amount awarded being exercisable on the date of grant and an additional 20% becoming exercisable on each of the next four anniversaries. The 1996 Plan currently provides that options granted to Outside Directors generally are exercisable for a period of ten years following the date of grant except (1) in the case of death or permanent disability, in which case the options expire upon the earlier of one year following death or disability or the original ten year expiration date and (2) when the Outside Director otherwise ceases to be a director, in which case the options expire immediately.

        Under the proposed amendments to the 1996 Plan, the amount of option shares subject to the initial one-time grant to new Outside Directors would be increased from 5,000 to 10,000. In addition, the current provision that makes the annual grant of 5,000 option shares to Outside Directors contingent upon year-over-year Common Stock price appreciation would be eliminated so that the annual grant would be automatic on January 5 of each year. Further, the vesting schedule for all option grants to Outside Directors would be modified from the four-year vesting schedule described in the preceding paragraph to a three-year vesting schedule in which each grant would vest in one-third increments on each successive anniversary of the grant date. A final proposed amendment to the expiration provisions relating to Outside Director options would permit all options vested as of the time an Outside Director ceases to be a director to remain exercisable for the full ten-year term in all cases other than death, in which case the options would continue to be exercisable for a period ending on the earlier of the original ten-year expiration date or one year following death.

        Terms of Options.    The 1996 Plan generally provides that Employee Options are exercisable at such time and upon such conditions as may be determined by the Committee at the time of grant, except that the term of such Options may not exceed 10 years (or 5 years for ISOs awarded to certain 10% stockholders) from the date of grant. As described above, Options granted to Outside Directors under the 1996 Plan generally are exercisable in the 10-year period subsequent to the date of grant. To the extent that any options are subject to vesting requirements, the 1996 Plan also provides that such vesting requirements shall be eliminated immediately in the event of any change of control of the Company (as defined in the 1996 Plan) so that all options will thereafter become immediately available at their stated exercise prices.

        Transferability of Options.    In general, Options granted under the 1996 Plan may not be transferred except by will, by the laws of descent and distribution, or pursuant to certain qualified domestic relations orders. In the case of ISOs, such options may not be transferred other than by will or the laws of descent and distribution and during the optionee's lifetime may be exercised only by the optionee. In no event may an option be exercised after the expiration of its fixed term.

        Exercise Price of Options.    The price per share at which Employee Options may be exercised is determined by the Committee at the time of grant taking into account, in each case, the market price of the Common Stock, the level and responsibility of the person's position, the level of the person's performance, the person's level of compensation, the assessed potential of the person, and such additional factors as the Committee deems relevant to the accomplishment of the purposes of the 1996 Plan. However, the exercise price per share of Employee Options may not be less than 100% of the fair market value of the Common Stock on the date of grant. In the case of ISOs, the price per share shall not be less than 100% (or 110% for certain 10% stockholders) of the fair market value of the Common Stock at the time such option is granted. The exercise price of options granted to Outside Directors under the 1996 Plan is fair market value on the date of grant. "Fair market value" is generally defined as the closing price per share on the date the Committee grants the option.

        No Repricing of Options Permitted.    The 1996 Plan provides that the Committee may not lower the exercise price on any outstanding options or grant options to any holder of outstanding options either conditioned upon or under any arrangement contemplating the voluntary surrender by such holder of any outstanding options granted under the 1996 Plan.

        Method of Exercise of Options.    To exercise an option granted under the 1996 Plan, the optionee must deliver written notice to the Company, tender payment in full of the exercise price for the shares for which the option is exercised and comply with such other reasonable requirements as the Committee may establish. Payment may be made in cash, or, in the discretion of the Committee, in shares of the Common Stock or a combination of cash and shares of Common Stock, the total market value of which equals the total option price of the shares with respect to which the option is being exercised. The Committee may determine, in the exercise of its discretion, to grant such optionee permission to pay the exercise price in the form of a full recourse note bearing a market rate of interest (determined as of the exercise date). An option may be exercised for any lesser number of shares than the full amount for which it could be exercised.

        Termination of Employment.    In general, Employee Options terminate on the date the optionee ceases to be an employee or director of the Company. However, if an optionee dies, becomes permanently or totally disabled while in the employment of the Company, resigns or retires with the consent of the Company, or employment is terminated by the Company without "cause" (as defined in the 1996 Plan), the 1996 Plan provides certain additional time for exercise of the options. The Committee may establish the same or other restrictions with respect to NSOs, and may grant NSOs without any such restrictions. In general, unvested stock awards terminate upon the holder's ceasing to be an officer, employee or director of the Company, as the case may be.

        Amendment of Plan and Options.    Except for certain amendments relating to options to be awarded to the Outside Directors, in general, the Committee may, at any time, suspend, amend or terminate the 1996 Plan. However, amendments that would: (i) materially increase the benefits accruing to participants, (ii) increase the number of securities issuable under the 1996 Plan, (iii) change the class or classes of individuals eligible to receive options or stock awards, or (iv) otherwise materially modify the requirements for eligibility, may not be effected without the approval of the stockholders. The Committee may also amend the terms and conditions of any outstanding Employee Option. However, no action may be taken that would alter or impair any rights or obligations under any outstanding Employee Option without the consent of the holder thereof.

        Effective Date; Duration.    The 1996 Plan became effective on June 25, 1996, and unless previously terminated by the Board or Committee, the 1996 Plan will terminate at the close of business on June 25, 2006.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        Nonstatutory Options.    No taxable income is recognized by an optionee upon the grant of an NSO. The optionee generally will recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares at the date of exercise over the exercise price, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. On ultimate sale of the shares, the optionee will generally recognize as capital gain or loss the difference between the fair market value on the date of exercise and the ultimate sales price.

        Incentive Stock Options.    No taxable income is recognized by the optionee at the time of the grant of an ISO and, except in determining alternative minimum tax, no taxable income is recognized at the time the ISO is exercised. The optionee will, however, recognize taxable income or loss in the year in which the purchased shares are sold or otherwise made the subject of disposition.

        For federal tax purposes, dispositions of ISOs are divided into two categories: qualifying and disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other taxable disposition of such shares is made more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

        Upon a qualifying disposition of the shares, the optionee generally will recognize long-term gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition over (ii) the option price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of the shares at the date of exercise (or, if lower, the fair market value of the shares on the date of disposition) over (ii) the option price paid therefor will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain, and such gain will be long-term if the shares have been held for more than one year following exercise of the option.

        Alternative Minimum Tax.    The difference between fair market value of shares subject to an ISO on the date of exercise and the exercise price of such shares is an adjustment to income for purposes of the alternative minimum tax (the "AMT"). The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the shares subject to the ISO on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($49,000 in case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the shares subject to an ISO occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those shares. Also, upon a sale of such shares that is a qualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the shares subject to the ISO at exercise over the amount paid for such shares.

        Deduction to the Company.    The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee in connection with the exercise of an NSO. The deduction generally will be allowed for the taxable year of the Company in which occurs the last day of the calendar year in which the optionee recognizes ordinary income in connection with such exercise.

        If the optionee makes a disqualifying disposition of the shares purchased on exercise of an ISO, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs, equal to the amount that is taxable to the employee as ordinary income. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the shares purchased upon exercise of an ISO.

        The affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the amendment to the 1996 Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that stockholders vote "for" approval of the amendment of the 1996 Plan. Proxies, unless indicated to the contrary, will be voted "for" approval of the amendment of the 1996 Plan.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Audit Committee Disclosure

        The Board of Directors maintains an Audit Committee comprised of four directors. The Board of Directors and the Audit Committee believe that, except as described below with respect to Mr. Rich, all members of the Audit Committee are "independent directors" within the meaning of applicable NASDAQ rules.

        One member of the Audit Committee, Alan Rich, does not meet the definition of "independent director" because he is a part time paid consultant to the Company. However, the Company's Board of Directors has determined that Mr. Rich qualifies under the exception to the rule because the Board believes that it is in the best interests of the Company and its stockholders that Mr. Rich serve on the Audit Committee. The Board believes that Mr. Rich's extensive familiarity with the daily operations of the Company and with the industry in which the Company operates is beneficial to the Committee. Mr. Rich was a co-founder of EIS, the Company's largest subsidiary, and was involved with EIS throughout its development.

Report of the Audit Committee

        Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles in the United States and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

        In this context, the Audit Committee has reviewed and discussed with management and the independent accountants the audited financial statements as of and for the year ended December 31, 2001. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent accountants the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether the independent accountants' provision of non-audit services to the Company is compatible with the accountant's independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

        Audit Committee:

        David A. Finley, Chairman

        Roger Noall

        Alan Rich

        William G. Seymour

Audit Fees

        Aggregate fees billed by PricewaterhouseCoopers LLP for fiscal year 2001 audit services and the review of Forms 10-Q were $111,000.

Financial Information Systems Design and Implementation Fees

        PricewaterhouseCoopers LLP did not render any services related to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

        Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2001, were $265,000.

        The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed the firm of PricewaterhouseCoopers LLP to serve as independent accountants of the Company for the year ending December 31, 2002, subject to ratification of this appointment by the stockholders of the Company. PricewaterhouseCoopers LLP has served as the Company's (and its predecessor's) independent accountants for ten years and is considered by management of the Company to be well qualified.

        One or more representatives of PricewaterhouseCoopers LLP will have an opportunity to make a statement at this year's Annual Meeting if he or she desires to do so and will be available to respond to appropriate questions.

        Ratification of the appointment of the independent accountants requires the affirmative vote of a majority of the shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting and entitled to vote. If the stockholders should not ratify the appointment of PricewaterhouseCoopers LLP, the Board of Directors will review its future selection of accountants.

Recommendation of the Board of Directors

        The Board of Directors recommends that stockholders vote "FOR" ratification of PricewaterhouseCoopers LLP as independent accountants. Proxies, unless indicated to the contrary, will be voted "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants.

STOCKHOLDERS' PROPOSALS

        Stockholders' proposals intended for inclusion in the Company's proxy statement and the form of the proxy for the Annual Meeting in 2003 should be sent by certified mail, return receipt requested, and must be received by the Company at its principal executive offices (Attention: General Counsel) by November 26, 2002. Such proposals may be made only by persons who are stockholders, beneficially or of record, on the date the proposal is submitted and who continue in such capacity through the meeting date, of at least 1% or $1,000 in market value of securities entitled to be voted at the meeting, and who have held such securities for at least one year. In addition, the Company's Bylaws prescribe the procedure a stockholder must follow to make nominations for director candidates or to propose any business to be considered at an annual meeting. Stockholder nominations for director or other proposals will be considered at an annual meeting if the stockholder delivers to the Secretary of the Company at its principal executive offices, no less than 60 nor more than 90 days prior to the meeting (or in the event that public disclosure of the date of the annual meeting is first made less than 70 days in advance of the meeting date, no later than the close of business on the tenth day after public disclosure of the date of the annual meeting is made), a written notice setting forth the information specified in the Company's Bylaws. Any stockholder desiring a copy of the Company's Bylaws will be furnished one without charge upon written request to the Secretary of the Company at 5100 West Goldleaf Circle, Suite 100, Los Angeles, California 90056.

OTHER BUSINESS

        The Board of Directors is aware of no other matter that will be presented for action at the meeting. If any other matter requiring a vote of the stockholders properly comes before the meeting, the persons authorized under management proxies will vote and act according to their best judgment.

FORM 10-K

        A copy of the Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission, may be obtained upon request and without charge by writing:

              Elite Information Group, Inc.
              5100 West Goldleaf Circle
              Suite 100
              Los Angeles, California 90056
              Attn: Investor Relations

APPENDIX A

ELITE INFORMATION GROUP, INC.

AMENDED AND RESTATED

1996 STOCK OPTION PLAN

1.    PURPOSE

        The purpose of the Elite Information Group, Inc. 1996 Stock Option Plan (formerly known as the Broadway & Seymour, Inc. 1996 Stock Option Plan) (the "Plan") is to promote the growth and profitability of Elite Information Group, Inc. (the "Company") and its subsidiaries ("Subsidiaries") from time to time by increasing the personal participation of officers, employees and directors in the financial performance of the Company, by enabling the Company to attract and retain officers, employees and directors of outstanding competence and by providing such officers, employees and directors with an equity opportunity in the Company. This purpose will be achieved through the grant of stock options ("Options") to purchase shares of common stock of the Company, no par value per share (the "Common Stock") subject to such restrictions as the administrators of the Plan may determine.

2.    ADMINISTRATION

        The Plan will be administered by the Company's Board of Directors (the "Board"); provided, however, that if the Board includes members who are not "non-employee directors" (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any applicable successor rule or regulation ("Rule 16b-3")) or "outside directors" (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("Section 162(m)")), then all authority of the Board under the Plan shall be exercised by a committee of the Board (the "Committee") composed solely of members thereof who are both "non-employee directors" and "outside directors" (as so defined).

        The Board or Committee shall have complete authority to: (i) interpret all terms and provisions of the Plan consistent with law; (ii) select from the group of officers and employees eligible to participate in the Plan the officers and employees to whom Options shall be granted; (iii) within the limits established herein, determine the number of shares to be subject to, the exercise price of, and the term of each Option, granted to each of such officers and employees; (iv) prescribe the form of instrument(s) evidencing Options granted under this Plan; (v) determine the time or times at which Options shall be granted to officers or employees; (vi) make special grants of Options to officers or employees when determined to be appropriate; (vii) provide, if appropriate, for the exercisability of Options granted to officers or employees in installments or subject to specified conditions; (viii) determine the method of exercise of Options granted to officers or employees under the Plan; (ix) adopt, amend and rescind general and special rules and regulations for the Plan's administration; and (x) make all other determinations necessary or advisable for the administration of this Plan.

        Any action which the Board or Committee is authorized to take may be taken without a meeting if all the members of the Board or Committee sign a written document authorizing such action to be taken, unless different provision is made by the By-Laws of the Company or by resolution of the Board or Committee.

        The Board or Committee may designate selected Board or Committee members or certain employees of the Company to assist the Board or Committee in the administration of the Plan and may grant authority to such persons to execute documents, including Options, on behalf of the Board or Committee, subject in each such case to the requirements of Rule 16b-3.

        No member of the Board or Committee or employee of the Company assisting the Board or Committee pursuant to the preceding paragraph shall be liable for any action taken or determination made in good faith.

3.    STOCK SUBJECT TO PLAN

        The stock to be offered under this Plan shall be authorized but unissued shares of Common Stock, shares of Common Stock previously issued and thereafter acquired by the Company, or any combination thereof. An aggregate of 2,495,000 shares of Common Stock are reserved for Option grants under this Plan, of which an aggregate of 2,265,000 shares may be the subject of Options granted under Section 4 hereof and an aggregate of 230,000 shares may be the subject of Options granted under Section 5 hereof. Any or all of the Options granted under Section 4 hereof may, at the Board's or Committee's discretion, be intended to qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The number of shares reserved under this Plan may be adjusted to reflect any change in the capitalization of the Company as contemplated by Section 10 hereof and occurring after the adoption of this Plan. The Board or Committee will maintain records showing the cumulative total of all shares subject to Options outstanding under this Plan.

4.    OPTIONS FOR OFFICERS AND EMPLOYEES

  a.
  Eligibility and Factors to be Considered in Granting Options

        Options under this Section 4 may be granted to officers and employees of the Company or any of its Subsidiaries who are selected by the Board or Committee. Members of the Company's Board of Directors who are also officers or employees of the Company are eligible to receive Options under this Section 4. In making any determination as to the officer(s) and employee(s) to whom Options shall be granted under this Section 4 and as to the number of shares to be subject thereto, the Board or Committee shall take into account, in each case, the level and responsibility of the person's position, the level of the person's performance, the person's level of compensation, the assessed potential of the person and such additional factors as the Board or Committee shall deem relevant to the accomplishment of the purposes of the Plan.

        Options may be granted under this Section 4 only for a reason connected with an officer's or employee's employment by the Company or any Subsidiary.

  b.
  Allotment of Shares

        The Board or Committee may, in its sole discretion and subject to the provisions of this Plan, grant to participants eligible under this Section 4, on or after the date hereof, Options to purchase shares of Common Stock. Options granted under this Section 4 may, at the discretion of the Board or Committee, be: (i) Options that are intended to qualify as Incentive Stock Options; or (ii) Options that are not intended to be Incentive Stock Options or (iii) both of the foregoing, if granted separately, and not in tandem. Each Option granted under this Plan must be clearly identified as to its status as an Incentive Stock Option or not.

        Options granted under this Section 4 may be allotted to participants in such amounts, subject to the limitations specified in this Plan, as the Board or Committee, in its sole discretion, may from time to time determine, provided that in any fiscal year no participant may be granted Options with respect to more than 500,000 shares of Common Stock.

        In the case of Options intended to be Incentive Stock Options, the aggregate fair market value (determined at the time of such Incentive Stock Options' respective grants) of the shares with respect to which Incentive Stock Options are exercisable for the first time by a participant hereunder during any calendar year (under all plans taken into account pursuant to Section 422(d) of the Code) shall not exceed $100,000. Options under this Section 4 not intended to qualify as Incentive Stock Options may be granted to any Plan participant without regard to the Section 422(d) limitations.

  c.
  Time of Granting Options

        The date of grant of an Option under this Section 4 shall, for all purposes, be the date on which the Board or Committee makes the determination of granting such Option (each such date, a "Grant Date"). Notice of the determination shall be given to each officer or employee to whom an Option is so granted under this Section 4 within a reasonable time after the Grant Date for such Option.

  d.
  Exercise Price for Options

        The price per share at which each Option granted under this Section 4 may be exercised shall be such price as shall be determined by the Board or Committee at the time of grant based on such criteria as may be adopted by the Board or Committee at the time of grant in good faith, taking into account, in each case, the market price of the Common Stock, the level and responsibility of the person's position, the level of the person's performance, the person's level of compensation, the assessed potential of the person, and such additional factors as the Board or Committee shall deem relevant to the accomplishment of the purposes of the Plan; provided, however, that in no event shall the exercise price per share of an Option be less than 100% of the fair market value of the Company's shares of Common Stock on the Grant Date for such Option. In the case of an Option intended to qualify as an Incentive Stock Option, the price per share shall not be less than 100% (or 110% for owners of more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary) of the fair market value of the Common Stock on the Grant Date for such Option.

        If the Company's shares of Common Stock are:

          (1)  actively traded on any national securities exchange or NASDAQ system that reports their sales prices, fair market value shall be the closing price per share on any Grant Date;

          (2)  otherwise traded over the counter, fair market value shall be the average of the final bid and asked prices for the shares of Common Stock as reported for any Grant Date;

          (3)  not traded, the Board or Committee shall consider any factor or factors that it believes affects fair market value, and shall determine fair market value without regard to any restriction other than a restriction that by its terms will never lapse.

  e.
  Term of Options

        The term of each Option granted under this Section 4 shall be established by the Board or Committee, but shall not exceed 10 years (or 5 years for owners of more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary) from the Grant Date for such Option.

  f.
  Repricing and Replacement of Options Prohibited

        Notwithstanding any other provision of the Plan, the Board or Committee may not lower the exercise price on any outstanding Options granted under this Section 4 or grant Options to the holder of outstanding Options either conditioned upon or under an arrangement contemplating the voluntary surrender by such holder of any such outstanding Options granted under this Section 4.

5.    OPTIONS FOR DIRECTORS WHO ARE NEITHER OFFICERS NOR EMPLOYEES

  a.
  Initial Director Options

        Upon the initial election of a member of the Board of Directors who is not an officer or employee of the Company or any Subsidiary (an "Eligible Director"), such Eligible Director shall receive, on the date of such election, an option to purchase 10,000 shares of Common Stock.

  b.
  Annual Director Options

        On January 5 of each year beginning January 5, 2003, the Company shall grant to each Eligible Director an Option to purchase 5,000 shares of Common Stock (subject to reduction as described below). Notwithstanding the foregoing, if the product of the exercise price per share under such Option multiplied by 5,000 exceeds $100,000, then such Option shall be granted to purchase the number of shares of Common Stock equal to the quotient of $100,000 divided by the exercise price per share under such Option (rounded down to the nearest whole share).

  c.
  Exercise Price

        Each Option granted pursuant to this Section 5 shall have an exercise price per share equal to the fair market value (as defined in Section 4(d)) of a share of Common Stock on the date of grant (the "Director Grant Date") or, if such date is not a business day, then on the next preceding business day.

  d.
  Exercisability and Term

        Each Option granted pursuant to this Section 5 shall become exercisable as set forth below:

Date	Aggregate Percentage of Shares Under Such Option Exercisable on Such Date
First Anniversary of Director Grant Date	33 1/3%
Second Anniversary of Director Grant Date	33 1/3%
Third Anniversary of Director Grant Date	33 1/3%

The term of each Option granted pursuant to this Section 5 shall be ten years from the Director Grant Date for such Option.

  e.
  Insufficient Shares

        In the event that any award of options to Outside Directors as set forth in this Section 5 would exceed the remaining number of shares of Common Stock authorized for awards under this Section 5, then the amount of options to be awarded at such time shall be reduced to an amount equal to the quotient of the remaining shares authorized under this Section 5 divided by the number of Outside Directors then entitled to receive such award.

  f.
  Repricing and Replacement of Options Prohibited

        Notwithstanding any other provision of the Plan, the Board or Committee may not lower the exercise price on any outstanding Options granted under this Section 5 or grant Options to the holder of outstanding Options either conditioned upon or under an arrangement contemplating the voluntary surrender by such holder of any such outstanding Options granted under this Section 5.

6.    NON-TRANSFERABILITY

        An Option granted to a participant under this Plan shall not be transferable by him or her except: (i) by will; (ii) by the laws of descent and distribution; or (iii) pursuant to a qualified domestic relations order as defined by the Code or in Title I of the Employee Retirement Income Security Act, or the rules thereunder. In the case of an Option intended to be an Incentive Stock Option, such Option shall not be transferable by a participant other than by will or the laws of descent and distribution and during the optionee's lifetime shall be exercisable only by him or her.

7.    EXERCISABILITY OF OPTIONS

        Subject to the provisions of this Plan, Options granted under Section 4 hereof shall be exercisable at such time or times after the Grant Date for such Options according to such schedule and upon such conditions as may be determined by the Board or Committee at the time of grant, and an Option granted under Section 5 hereof shall be exercisable in accordance with the provisions of Section 5 hereof.

        Unless otherwise determined by the Board or the Committee at the time of grant or thereafter, any Option granted under Section 4 of this Plan shall terminate in full (whether or not previously exercisable) prior to the expiration of its term on the date the optionee ceases to be director of the Company or an employee of the Company or any Subsidiary of the Company, unless the optionee shall (a) die while a director of the Company or an employee of the Company or such Subsidiary, in which case the participant's legatee(s) under his or her last will or the participant's personal representative or representatives may exercise all or part of the previously unexercised portion of such Option at any time within one year, but not beyond the expiration of its term, after the participant's death to the extent the optionee could have exercised the Option immediately prior to his or her death, (b) become permanently or totally disabled within the meaning of section 22(e)(3) of the Code (or any successor provision) while a director of the Company or an employee of the Company or such Subsidiary, in which case the participant or his or her personal representative may exercise the previously unexercised portion of such Option at any time within one year, but not beyond the expiration of its term, after termination of his or her employment or directorship to the extent the optionee could have exercised the Option immediately prior to such termination, or (c) resign or retire with the consent of the Company or have his or her employment with the Company or any Subsidiary terminated by the Company or any Subsidiary other than for cause (as defined below), in which case the participant may exercise the previously unexercised portion of such Option at any time within six months, but not beyond the expiration of its term, after the participant's resignation, retirement or employment termination to the extent the optionee could have exercised the Option immediately prior to such resignation, retirement or employment termination.

        Any Option granted under Section 5 of this Plan shall, but only to the extent exercisable at the time an Outside Director ceases to be a director, be exercisable in accordance with its original terms for the full ten-year term of such option, notwithstanding the Outside Director's ceasing to be a director, unless the optionee shall die during the term of the Option, in which case the participant's legatee(s) under his or her last will or the participant's personal representative or representatives may exercise all or part of the previously unexercised portion of such Option at any time within one year, but not beyond the expiration of its term, after the participant's death to the extent the optionee could have exercised the Option immediately prior to his or her death.

        For purposes of this Section 7, employment termination for "cause" means termination of employment by reason of gross misconduct as determined by the Board or Committee, which will include but not be limited to the following: (i) the commission of dishonest acts involving the Company, (ii) disclosure of confidential information of the Company, (iii) obvious intoxication (whether due to alcohol, drugs or other substance abuse) on the job or possession of any alcoholic substance or illegal drugs on the premises of the Company or any Subsidiary, (iv) misuse of Company or Subsidiary assets (which shall include but be limited to cash, equipment, and/or other assets), (v) repeated disregard for the lawful policies of the Company as may be established from time to time and communicated to the employee, or (vi) any misconduct specified in any employment agreement to which the participant is a party that would justify the termination of such participant's employment with the Company or any Subsidiary "for cause."

        In no event may an Option be exercised after the expiration of its fixed term.

8.    METHOD OF EXERCISE

        Each Option granted under the Plan shall be deemed exercised when the holder (a) shall indicate the decision to do so in writing delivered to the Company, (b) shall at the same time tender to the Company payment in full of the exercise price for the shares for which the Option is exercised, which payment may be made in cash or, if permitted by the Committee or the Board in its sole discretion, in (i), shares of the Common Stock, the total market value of which equals the total option price of the shares with respect to which the option is being exercised, or (ii) any combination of cash and shares of the Common Stock, the total market value of which equals the total option price of the shares with respect to which the option is being exercised, and (c) shall comply with such other reasonable requirements as the Board or Committee may establish; provided that in order to enable an optionee (including but not limited to members of the Board and officers) to exercise options granted under this Plan, the Board or the Committee may determine, in the exercise of its sole discretion, to grant such optionee permission to pay the exercise price in the form of a full recourse note bearing a market rate of interest (determined as of the exercise date). The exercise of any Option granted under this Plan may be made subject to the condition that, if at any time the Board or the Committee shall determine, in its sole discretion, that the satisfaction of withholding tax or other withholding liabilities required under any state or federal law is necessary as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the Option shall not be effective unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Company, which may, if permitted by the Committee or the Board in its sole discretion, include the withholding by the Company of shares of Common Stock to be issued upon exercise of an Option having a fair market value equal to the required withholding amount. With respect to the foregoing sentences, the value of the shares of Common Stock shall be the fair market value determined in accordance with Section 4(d) of this Plan as of the day of such payment or withholding.

        No person, estate or other entity shall have any of the rights of a shareholder with reference to shares subject to an Option until a certificate for the shares has been delivered.

        An Option granted under this Plan may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan for the remaining shares subject to the Option.

9.    TERMINATION OF OPTIONS

        An Option granted under this Plan shall be considered terminated in whole or in part, to the extent that, in accordance with the provisions of this Plan and such Option, it can no longer be exercised for any shares originally subject to the Option. The shares subject to any terminated Option or portion thereof shall no longer be charged against the applicable limitation or limitations provided in Section 3 of this Plan and may again become shares available for the purposes, and subject to the same applicable limitations, of this Plan.

10.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

        In the event of any change in the outstanding Common Stock of the Company by reason of a stock dividend, stock split, stock consolidation, recapitalization, reorganization, merger, split up or the like, the shares available for purposes of this Plan, the shares to be covered by grants under Section 5 hereof and the number and kind of shares under option in outstanding option agreements pursuant to this Plan (and the option price under such agreements) shall be appropriately adjusted so as to preserve, but not increase, the benefits of this Plan to the Company and the benefits to the holders of such Options; provided, however, that for any Incentive Stock Options, in the case of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the excess of the aggregate fair market value of the shares subject to any Options immediately after such event over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of all shares subject to such Options immediately before such event over the aggregate option price of such shares.

        Adjustments under this Section shall be made by the Board or Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive.

11.  COMPLIANCE WITH SECURITIES LAWS AND OTHER REQUIREMENTS

        No certificate(s) for shares shall be executed and delivered upon exercise of an Option until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the 1934 Act, any applicable state securities law(s) and the requirements of any exchange or quotation system on which the Common Stock may, at the time, be listed or quoted.

        In the case of the exercise of an Option by a person or estate acquiring the right to exercise the Option by bequest or inheritance, the Board or Committee may require reasonable evidence as to the ownership of the Option and may require such consents and releases of taxing authorities as it may deem advisable.

12.  NO RIGHT TO EMPLOYMENT

        Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any employee participant under the Plan any right to continue in the employ of the Company, or upon any director participant under the Plan any right to continue as a director of the Company, or shall in any way affect the right and power of the Company to terminate the employment or position with the Company of any participant under this Plan at any time with or without assigning a reason therefor, to the same extent as the Company might have done if this Plan had not been adopted.

13.  AMENDMENT AND TERMINATION

        Subject to Section 5 hereof, the Board or Committee may at any time suspend, amend, or terminate this Plan. Except as provided in Sections 4(f) and 5(f) of this Plan, the Board or Committee may make such modifications of the terms and conditions of a holder's Option as it shall deem advisable; provided, however, that an Option granted under Section 5 of this Plan may not be modified by the Board or Committee with respect to any term or condition thereof required by Section 5 hereof. No Option may be granted during any suspension of the Plan or after such termination. Notwithstanding the foregoing provisions of this Section, no amendment, suspension or termination shall, without the consent of the holder of an Option, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

        In addition to Board or Committee approval of an amendment, if the amendment would: (i) materially increase the benefits accruing to participants; (ii) increase the number of securities issuable under this Plan (other than an increase pursuant to Section 10 hereof); (iii) change the class or classes of individuals eligible to receive Options; or (iv) otherwise materially modify the requirements for eligibility, then such amendment must be approved by the holders of a majority of the Company's outstanding capital stock present or represented by proxy and entitled to vote at a meeting duly held of the stockholders of the Company.

14.  USE OF PROCEEDS

        The proceeds received by the Company from the sale of shares pursuant to the exercise of Options granted under the Plan shall be used for general corporate purposes as determined by the Board.

15.  INDEMNIFICATION OF BOARD OR COMMITTEE

        In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board or Committee shall to the fullest extent permitted by law be indemnified by the Company against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member or Committee member is liable for gross negligence or misconduct in the performance of his duties; provided, however, that within 60 days after institution of any such action, suit or proceeding the Board member or Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

16.  EFFECTIVE DATE OF THE PLAN

        This Plan was adopted by the Board of the Company on June 25, 1996, and shall be effective until June 25, 2006.

17.  DURATION OF THE PLAN

        Unless previously terminated by the Board or Committee, this Plan shall terminate at the close of business on June 25, 2006, and no Option shall be granted under it thereafter, but such termination shall not affect any Option previously granted under this Plan.

18.  COMPLIANCE WITH RULE 16b-3

        With respect to any Plan participant who is subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent that any provision of the Plan or action by the Board or Committee fails to so comply, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Board or Committee.

19.  CHANGE OF CONTROL

        In the event of a change of control of the Company, all vesting requirements in respect of Options granted under this Plan shall be terminated and all outstanding Options shall become immediately exercisable at their stated exercise prices. From and after the date of such change of control, all such Options shall be deemed fully vested. For the purposes of this Section, a change of control shall include the following:

          a.    A tender offer or exchange offer is made whereby the effect of such offer is to take over and control the affairs of the Company and such offer is consummated for the ownership of securities of the Company representing 25% or more of the combined voting powers of the Company's then outstanding voting securities.

          b.    The adoption by the Company's stockholders of a plan of merger or consolidation providing for the merger or consolidation of the Company with another corporation and, as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation would then be owned in the aggregate by the former stockholders of the Company, other than affiliates within the meaning of the 1934 Act or any party to such merger or consolidation.

          c.    The Company transfers substantially all of its assets to another corporation or entity which is not a wholly owned subsidiary of the Company.

          d.    Any "person" (as such term is used in Sections 3(a)(9) and 13(d)(3) of the 1934 Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, and the effect of such ownership is to take over and control the affairs of the Company.

          e.    As the result of a tender offer, merger, consolidation, sale of assets, or contested election, or any combination of such transactions, the persons who were members of the Board of Directors of the Company immediately before the transaction, cease to constitute at least a majority thereof.

ELITE INFORMATION GROUP, INC.
REVOCABLE PROXY

ANNUAL MEETING OF STOCKHOLDERS
to be held on May 9, 2002

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Christopher K. Poole, Barry D. Emerson and Steven O. Todd as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of common stock of Elite Information Group, Inc. (the "Company"), held of record by the undersigned on March 15, 2002 at the annual meeting of stockholders to be held on May 9, 2002, or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS AND THIS PROXY WILL BE VOTED FOR THE PROPOSALS AND FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN UNLESS THE STOCKHOLDER DIRECTS OTHERWISE, IN WHICH CASE IT WILL BE VOTED AS DIRECTED.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement and revokes all proxies heretofore given by the undersigned.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
Please sign exactly as name(s) appear(s) on the reverse. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE
ELITE INFORMATION GROUP, INC.
CONTROL NUMBER: RECORD DATE SHARES:
1.	Election of two Directors.	For All Nominees	Withhold	For All Except
	(01) Alan Rich (02) Arthur G. Epker, III	☐	☐	☐

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name of the nominee. Your shares will be voted for the remaining nominee.
		For	Against	Abstain
2.	Proposal to approve an amendment to the Company's 1996 Stock Option Plan.	☐	☐	☐
3.	Proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants.	☐	☐	☐
4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
Please be sure to sign and date this Proxy.	Date

Stockholder sign here	Co-owner sign here
Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐

QuickLinks

VOTING SECURITIES, PRINCIPAL HOLDERS AND PROXIES
PRINCIPAL STOCKHOLDERS
PROPOSAL 1 ELECTION OF TWO DIRECTORS
STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION
Summary Compensation Table
Option Grants in Last Fiscal Year
FY-End Option Values
EMPLOYMENT, SEVERANCE AND CONSULTING AGREEMENTS
PERFORMANCE GRAPH
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 2 AMENDMENT OF THE COMPANY'S 1996 STOCK OPTION PLAN
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
STOCKHOLDERS' PROPOSALS
OTHER BUSINESS
FORM 10-K
APPENDIX A
ANNUAL MEETING OF STOCKHOLDERS to be held on May 9, 2002